For Immediate Release

Contact: Viasystems Contact: Kelly Wetzler 314-746-2217

Viasystems Completes Acquisition of DDi

Acquisition Strengthens Leadership Position in Printed Circuit Boards with

Global Capabilities and Scale

ST. LOUIS, MO – June 1, 2012 – Viasystems Group, Inc. (NASDAQ: VIAS) announced today that it has completed its $283 million acquisition of DDi Corp. (NASDAQ: DDIC), strengthening Viasystems’ position as a world-class leader in printed circuit board (“PCB”) manufacturing and related electro-mechanical solutions. Viasystems announced its intention to acquire DDi on April 4, 2012.

“This acquisition creates a combined company with a substantial North American manufacturing presence serving high-mix, low-to-medium-volume needs of customers, to complement a significant high-volume manufacturing footprint in China,” stated David M. Sindelar, Chief Executive Officer of Viasystems. “Our global customers have access to state of the art, high technology quick-turn manufacturing services with seamless access to high-volume, low-cost complex PCB manufacturing off-shore. Further, the acquisition strengthens our financial model through the addition of profitable operations with positive cash flows, which we expect to be accretive to our earnings in our third quarter and thereafter.”

The combined company has over 15,600 employees and manufacturing floor space exceeding 4.3 million square feet in China and 1.0 million square feet in North America.

Financing

On April 30, 2012, the company’s wholly-owned subsidiary, Viasystems, Inc., completed a private placement of $550 million 7.875% Senior Secured Notes due 2019. The proceeds were used to fund the acquisition of DDi, to redeem all of Viasystems

Inc.’s outstanding $220 million 12% Senior Secured Notes due 2015 (the “2015 Notes”), and to pay transaction fees and expenses related to the private placement, the redemption of the 2015 Notes and the acquisition of DDi. The redemption of Viasystems Inc.’s 2015 Notes was completed on May 30, 2012.

About Viasystems Group, Inc.

Viasystems is a technology leader and a worldwide provider of complex multi-layer, printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of almost all electronic equipment, and its E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which it also provides custom and standard metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ approximately 15,600 employees around the world serve more than 1,000 customers in the automotive, industrial & instrumentation, telecommunications, computer and datacommunications, and military and aerospace end markets. For additional information about Viasystems, please visit the company’s website at www.viasystems.com.

Forward-Looking Statements:

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems regarding future events and are subject to significant risks and uncertainty. Statements regarding our expected performance in the future are forward-looking statements. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Viasystems undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by law. Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings; any actions taken by the company, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); or developments beyond the company’s control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A. Risk Factors,” in the Annual Report on Form 10-K filed by Viasystems with the SEC on February 15, 2012 and in Viasystems’ other filings made from time to time with the SEC and available at the SEC’s website, www.sec.gov.